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                                                                   EXHIBIT 23.2


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of Swisher International, Inc. on Form S-3 of our report dated December 21, 1995, included in the Annual Report on Form 10-K of Swisher International, Inc. and Subsidiaries for the year ended October 31, 1995. We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

                                      /s/ Ehrhardt Keefe Steiner & Hottman PC


May 6, 1997
Denver, Colorado